ANNEX C

                        AUDITED FINANCIAL STATEMENTS OF
                      STRATEGIC GAMING INVESTMENTS, INC.
                     AND THE ULTIMATE POKER LEAGUE, INC.




Beadle, McBride, Evans & Reeves, LLP			2285 Renaissance Drive
accountants and consultants				Las Vegas, NV 89119
							Tel. 702-597-0010
							Fax. 702-597-2767


     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT



To the Board of Directors
Strategic Gaming Investment, Inc.
6330 McLeod Drive
Las Vegas, NV 89120


We have audited the accompanying balance sheet of Strategic Gaming Investment, Inc. (a Nevada Corporation in the development stage) as of September 30, 2005, and the related statements of operations, changes in stockholders' equity and cash flows for the period from inception of September 27, 2005 to September 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally auditing standards as established by the Auditing Standards Board (United States) and in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Strategic Gaming Investment, Inc. as of September 30, 2005, and results of operations and cash flows for the initial period from inception of September 27, 2005 to September 30, 2005 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note1 to the financial statements, the Company is in the development stage and currently does not have any sources of revenue. These conditions raise substantial doubt about its ability to remain as a going concern. Management's plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from this uncertainty.

/s/Beadle, McBride, Evans & Reeves, LLP

Las Vegas, Nevada
October 27, 2005







		STRATEGIC GAMING INVESTMENTS, INC.
		   (A DEVELOPMENT STAGE COMPANY)
			   BALANCE SHEET


						       Audited
						        As of
						 September 30, 2005
						 ------------------

 ASSETS

Current assets
   Cash						 $		--
     Total current assets					--


Total assets					 $		--
						 =================
 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   A/P & Accrued expenses					 -
						 -----------------
     Total current liabilities					--
						 -----------------
     Total liabilities						--

Stockholders' equity
   Common stock; $.001 par value, 100,000
     shares  authorized,  71,500  shares
     issued and outstanding					72
   Additional paid-in capital				       388
   Accumulated (deficit)				      (460)
						 -----------------
     Total stockholders' equity					(0)
						 -----------------

     Total liabilities and stockholders' equity	 $		(0)
						 =================


See Accompanying Notes to Financial Statements.






		STRATEGIC GAMING INVESTMENTS, INC.
		  (A DEVELOPMENT STAGE COMPANY)
		     STATEMENT OF OPERATIONS


						      Audited
						September 27, 2005
						    (Inception)
						      through
						September 30, 2005
						------------------

Revenue			 			$		--

Operating expenses
   General and administrative expenses		 	       460

     Total operating expenses				       460
						------------------
     Loss from operations				      (460)

Other income (expenses):
   Other expense		 				 -
   Interest expense		 				 -
						------------------
     Total other income (expenses)				--
						------------------
     Loss before provision for income taxes		      (460)
Provision for income taxes			 		--
						------------------
Net loss			 		$	      (460)
						------------------


Basic and diluted loss per common share		$	     (0.01)
						==================
Basic and diluted weighted average
	common shares outstanding		 	    71,500
						==================


See Accompanying Notes to Financial Statements.






		STRATEGIC GAMING INVESTMENTS, INC.
		  (A DEVELOPMENT STAGE COMPANY)
		     STATEMENT OF CASH FLOWS



							      Audited
							September 27, 2005
							    (Inception)
							      through
							September 30, 2005
							------------------

Cash flows from operating activities:
   Net loss				 		$	      (460)
   Adjustments to reconcile net loss to
    net cash used by operating activities:
   Changes in operating assets and liabilities:				 -
							------------------
	Net cash used by operating activities			      (460)

Cash flows from investing activities:
   Purchase of property and equipment					 -
							------------------
	Net cash used by investing activities			 	 -

Cash flows from financing activities:
   Advance from shareholder					 	 -
   Proceeds from issuance of common stock			       460
							------------------
	Net cash provided by financing activities	 	       460
							------------------

Net increase in cash						 	(0)

Cash, beginning of period						--
							------------------
Cash, end of period					$		(0)
							==================


See Accompanying Notes to Financial Statements.







					STRATEGIC GAMING INVESTMENTS, INC.
					  (A DEVELOPMENT STAGE COMPANY)
					STATEMENT OF STOCKHOLDERS' EQUITY



				     Common Stock	      Additional			    Total
				----------------------     	Paid-in	      Accumulated	Stockholders'
		 		Shares 		Amount		Capital		Deficit		   Equity
				------		------	      ----------      -----------	------------

Balance at September
27, 2005 (Date of Inception)	71,500 		$   72 	      $	     388      $	       -- 	$	 460

Net loss			    --	 	    -- 		      -- 	     (460)		(460)
				------		------	      ----------      -----------	------------
Balance, September 30, 2005	71,500 		$   72 	      $      388      $      (460)	$         (0)
				======		======	      ==========      ===========	============



See Accompanying Notes to Financial Statements.









                       STRATEGIC GAMING INVESTMENTS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS






1.    DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

   Description of business and history - Strategic Gaming Investments, Inc., a Nevada corporation, (hereinafter referred to as the "Company" or "Strategic Gaming Investments, Inc.") was incorporated in the State of Nevada on September 27, 2005. The company plans to be in the business of gaming and the entertainment and hospitality industries. The Company intends to create a national poker tournament for amateur contestants to compete for a grand prize. The Company operations has been limited to general administrative operations and is considered a development stage company in accordance with Statement of Financial Accounting Standards No. 7.

   Management of Company - The company filed its articles of incorporation with the Nevada Secretary of State on September 27, 2005, indicating Jason F. Griffith as the incorporator.

   The company filed its initial list of officers and directors with the Nevada Secretary of State on September 27, 2005, indicating it's President as Larry Schroeder and it's Secretary and Treasurer as Jason Griffith. The following director was also indicated in this filing: Matthew Schultz.

   Going concern - The Company incurred net losses of approximately $460 from the period of September 27, 2005 (Date of Inception) through September 30, 2005 and has not commenced its operations, rather, still in the development stages, raising substantial doubt about the Company's ability to continue as a going concern. The Company will seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance the Company will be successful in accomplishing its objectives.

   The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

   Year end - The Company's year end is December 31.

   Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

   Income taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

   Management feels the Company will have a net operating loss carryover to be used for future years. Such losses may not be fully deductible due to the significant amounts of non-cash service costs. The Company has established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

   Net loss per common share - The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is antidilutive. For the period from September 27, 2005 (Date of Inception) through September 30, 2005, no options and warrants were excluded from the computation of diluted earnings per share because their effect would be antidilutive.

   Concentration of risk - A significant amount of the Company's assets and resources are dependent on the financial support of the shareholders, should the shareholders determine to no longer finance the operations of the company, it may be unlikely for the company to continue.

   Revenue  recognition  -  The Company  has  no  revenues  to  date  from  its
   operations.   Once revenues  are  generated,  management  will  establish  a revenue recognition policy.

   Advertising costs - The Company recognizes advertising expenses in accordance with Statement of Position 93-7 "Reporting on Advertising Costs." Accordingly, the Company expenses the costs of producing advertisements at the time production occurs, and expenses the costs of communicating advertisements in the period in which the advertising space or airtime is used. The Company has recorded no advertising costs for the period from September 27, 2005, through September 30, 2005.

   Legal Procedures - The Company is not aware of, nor is it involved in any pending legal proceedings.

2. PROPERTY AND EQUIPMENT

   As of September 30, 2005 the Company does not own any property and/or equipment.

3. STOCKHOLDER'S EQUITY

   The Company has 100,000 shares authorized and 71,500 issued and outstanding as of September 30, 2005. The issued and outstanding shares were issued as follows:

   On September 27, 2005 the Company issued the following shares:

   34,000 common shares, $0.001 par value stock, were issued to Larry Schroeder, a Company founder.

   30,000 common shares, $0.001 par value stock, were issued to S. Matthew Schultz, a Company founder.

   7,500 common shares, $0.001 par value stock, were issued to Jason F. Griffith, a Company founder.

4. LOAN FROM STOCKHOLDER

   As of September 30, 2005, the company had no shareholder loans.

5. RELATED PARTY TRANSACTIONS

   As of September 30, 2005, there are no related party transactions between the Company and any officers, which were not disclosed in Notes 3 & 4.

6. STOCK OPTIONS

   As of September 30, 2005, the Company does not have any stock options outstanding, nor does it have any written or verbal agreements for the issuance or distribution of stock options at any point in the future.

7. LITIGATION

   As of September 30, 2005, the Company is not aware of any current or pending litigation which may affect the Company's operations.








Beadle, McBride, Evans & Reeves, LLP			2285 Renaissance Drive
accountants and consultants				Las Vegas, NV 89119
							Tel. 702-597-0010
							Fax. 702-597-2767


              REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT


To the Board of Directors
The Ultimate Poker League, Inc
6600 Amelia Earhart Court, Suite B
Las Vegas, NV  89119


We have audited the accompanying balance sheet of The Ultimate Poker League, Inc. (a Nevada Corporation in the development stage) as of September 30, 2005, and the related statements of operations, changes in stockholders' equity and cash flows for the period from inception of August 23, 2005 to September 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally auditing standards as established by the Auditing Standards Board (United States) and in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Ultimate Poker League, Inc. as of September 30, 2005, and results of operations and cash flows for the initial period from inception of August 23, 2005 to September 30, 2005 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note1 to the financial statements, the Company is in the development stage and currently does not have any sources of revenue. These conditions raise substantial doubt about its ability to remain as a going concern. Management's plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from this uncertainty.

/s/Beadle, McBride, Evans & Reeves, LLP

Las Vegas, Nevada
October 12, 2005






			THE ULTIMATE POKER LEAGUE, INC.
			 (A DEVELOPMENT STAGE COMPANY)
				  BALANCE SHEET


						 	      Audited
				 			       As of
							September 30, 2005
							------------------

 ASSETS

Current assets
   Cash			 				$	       100
							------------------
     Total current assets		 			       100

   Intangible Assets, net of accumulated amortization		     7,306
							------------------

Total assets				 		$	     7,406
							==================

 LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
   Advance from related party			 		     8,230
							------------------
     Total current liabilities		 			     8,230
							------------------

     Total liabilities		 				     8,230

Stockholders' (deficit)
   Common stock; no par value; 100,000
     shares authorized, 100,000 shares
     issued and outstanding		 				--
   Additional paid-in capital			 		       100
   Accumulated (deficit)			 		      (924)
							------------------
     Total stockholders' (deficit)		 		      (824)
							------------------

     Total liabilities and stockholders' (deficit)	$	     7,406
							==================


See Accompanying Notes to Financial Statements.






		THE ULTIMATE POKER LEAGUE, INC.
		 (A DEVELOPMENT STAGE COMPANY)
		   STATEMENTS OF OPERATIONS

						      Audited
						  August 23, 2005
						    (Inception)
						      through
						September 30, 2005
						------------------

Revenue			 			$		--

Operating expenses
   General and Administrative		 		       924
						------------------
     Total operating expenses	 			       924
						------------------
     Loss from operations				      (924)

Other income (expenses):
   Other expense						 -
   Interest expense						 -
						------------------
     Total other income (expenses)				--
						------------------

     Loss before provision for income taxes		      (924)
Provision for income taxes					--
						------------------
Net loss			 		$	      (924)
						------------------


Basic and diluted loss per common share		$	     (0.01)
						==================
Basic and diluted weighted average
	common shares outstanding		 	   100,000
						==================


See Accompanying Notes to Financial Statements.





		THE ULTIMATE POKER LEAGUE, INC.
		(A DEVELOPMENT STAGE COMPANY)
		   STATEMENTS OF CASH FLOWS



							      Audited
							  August 23, 2005
							   (Inception)
							     through
							September 30, 2005
							------------------


Cash flows from operating activities:
   Net loss				 		$	      (924)
   Adjustments to reconcile net loss to
     net cash used by operating activities:
   Changes in operating assets and liabilities:
     Depreciation and amortization			 	       469
							------------------
        Net cash used by operating activities		 	      (455)

Cash flows from investing activities:
   Purchase of Intangible Assets				    (7,775)
							------------------
        Net cash used by investing activities		 	    (7,775)

Cash flows from financing activities:
   Advance from related party				 	     8,230
   Proceeds from issuance of common stock			       100
							------------------
	Net cash provided by financing activities 		     8,330
							------------------

Net increase in cash					 	       100

Cash, beginning of period					 	--
							------------------

Cash, end of period					$	       100
							==================

See Accompanying Notes to Financial Statements.





					  THE ULTIMATE POKER LEAGUE, INC.
					  (A DEVELOPMENT STAGE COMPANY)
					STATEMENT OF STOCKHOLDERS' DEFICIT



				     Common Stock	      Additional			    Total
				----------------------     	Paid-in	      Accumulated	Stockholders'
		 		Shares 		Amount		Capital		Deficit		   Equity
				-------		------	      ----------      -----------	------------

Balance at August 23, 2005
(Date of inception)		100,000 	$   -- 	      $      100      $	       -- 	$	 100

Net loss			     -- 	    --	 	      -- 	     (924)		(924)
				-------		------	      ----------      -----------	------------
Balance, September 30, 2005	     -- 	$    -        $	     100      $      (924)	$	(924)
				=======		======	      ==========      ===========	============


See Accompanying Notes to Financial Statements.











                        THE ULTIMATE POKER LEAGUE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS






1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

   Description of business and history - The Ultimate Poker League, Inc., a Nevada corporation, (hereinafter referred to as the "Company" or "The Ultimate Poker League, Inc.") was incorporated in the State of Nevada on August 23, 2005. The company plans to be in the business of gaming, specializing in poker, and the entertainment and hospitality industries. The company intends to create a national poker tournament for amateur contestants to compete for a grand prize. Additionally, the Company hopes to develop the tournament into a reality based television series. The Company also intends to develop its website for the purpose of maintaining its member base and informing the public. The Company operations has been limited to general administrative operations and is considered a development stage company in accordance with Statement of Financial Accounting Standards No. 7.

   Management of Company - The company filed its articles of incorporation with the Nevada Secretary of State on August 23, 2005, indicating Larry Schroeder as the incorporator.

   The company filed its initial list of officers and directors with the Nevada Secretary of State on September 19, 2005, indicating it's President as Anthony Marsiglia and it's Secretary and Treasurer as Jason Griffith. The following directors were also indicated in this filing: Donald Beck, Benjamin Magee, Patrick Williams, and Anthony Marsiglia.

   Going concern - The Company incurred net losses of approximately $924 from the period of August 23, 2005 (Date of Inception) through September 30, 2005 and has not commenced its operations, rather, still in the development stages, raising substantial doubt about the Company's ability to continue as a going concern. The Company will seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance the Company will be successful in accomplishing its objectives.

   The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

   Year end - The Company's year end is December 31.

   Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

   Income taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

   Management feels the Company will have a net operating loss carryover to be used for future years. Such losses may not be fully deductible due to the significant amounts of non-cash service costs. The Company has established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

   Net loss per common share - The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is antidilutive. For the period from August 23, 2005 (Date of Inception) through September 30, 2005, no options and warrants were excluded from the computation of diluted earnings per share because their effect would be antidilutive.

   Comprehensive income (loss) - The Company's  bank  account is located in Las
   Vegas,  Nevada, with funds in United States dollars.   There  have  been  no
   comprehensive income or loss items as of September 30, 2005.

   Concentration of risk - A significant amount of the Company's assets and resources are dependent on the financial support of the shareholders, should the shareholders determine to no longer finance the operations of the company, it may be unlikely for the company to continue.

   Revenue recognition - The Company has no revenues to date from its operations. Once the revenue is generated, the company will recognize revenues as the membership fees are paid and tournament fees are collected, in accordance with the terms of our agreements.

   Advertising costs - The Company recognizes advertising expenses in accordance with Statement of Position 93-7 "Reporting on Advertising Costs." Accordingly, the Company expenses the costs of producing advertisements at the time production occurs, and expenses the costs of communicating advertisements in the period in which the advertising space or airtime is used. The Company has recorded no advertising costs for the period from August 23, 2005, through September 30, 2005.

   Legal Procedures - As of September 30, 2005, the Company is not aware of any current or pending litigation which may affect the Company's operations.

   Intangible Assets - The Company has adopted SFAS No. 142, "Goodwill and Other Intangible Assets", which requires that goodwill and other intangible assets be valued and recorded when acquired and amortized over their estimated useful life unless that that life is determined to be indefinite. Intangible assets are required to be tested for impairment and impairment losses, if any, shall be recorded.

   As of September 30, 2005, the Company had $7,775 in intangible assets and management has determined those assets to have finite useful lives. The intangible assets that make up that amount include trademark rights of $275 (15-year estimated useful life) and website development cost of $7,500 (2-year estimated useful life). Both are amortized using the straight-line method.

2. PROPERTY AND EQUIPMENT

   As of September 30, 2005 the Company does not own any property and/or equipment.

3. STOCKHOLDER'S EQUITY

   The Company has 100,000 shares authorized and 100,000 issued and outstanding as of September 30, 2005. The issued and outstanding shares were issued as follows:

   On August 23, 2005 the Company issued the following shares:

   50,000 common shares, no par, were issued to Anthony Marsiglia, a Company founder.

   20,000  common  shares,  no  par, were  issued  to Donald Beck,   a  Company
   founder.

   15,000 common shares, no par, were issued to Benjamin Magee, a Company founder.

   10,000 common shares, no par, were issued to Patrick Williams, a Company founder.

   5,000   common  shares,  no  par,  were  issued  to John Padon,   a  Company
   founder.


4. ADVANCE FROM STOCKHOLDER

   As  of  September  30, 2005, the  company   has  the  following  loans  from
   shareholders:

   Anthony Marsiglia, the Company President, has loaned the company $7,830, in the form of $7,500 in services for the Company website and $330 for incorporation filing fees, this note is non interest bearing and has no due date assigned to it.

   Jason Griffith, the Company Secretary and Treasurer, has loaned the Company $400, in the form of $125 for officer list filing fees and $275 for trademark application fees, this note is non interest bearing and has no due date assigned to it.

5. RELATED PARTY TRANSACTIONS

   As of September 30, 2005, there were no other related party transactions between the Company and any officers, which are not disclosed in Notes 3 and 4.

6. STOCK OPTIONS

   As of September 30, 2005, the Company does not have any stock options outstanding, nor does it have any written or verbal agreements for the issuance or distribution of stock options at any point in the future.

7. SUBSEQUENT EVENTS

   On September 29, 2005, the Company has entered into a 3 year lease with Premier Loyalty Solutions, Inc. at $1,000 per month from August 2005 through July 2008, at the address of 6600 Amelia Earheart Court, Suite B., Las Vegas, NV 89119.